UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2007

FLUID MEDIA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52118	26-0140268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5813-A Uplander Way Culver City, California		90230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 665-9878

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4.02    NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Fluid Media Networks, Inc., a Nevada company (formerly Fluid Audio Network, Inc., a Delaware company (“FAN”)) (collectively, “FMN”) previously disclosed that on May 9, 2007, FMN filed a preliminary prospectus (the “Preliminary Prospectus”) with the Ontario Securities Commission (the “OSC”) in Canada in respect of an initial public offering in Canada, of shares of Common Shares of FMN.

In connection with the filing of the Preliminary Prospectus and as a result of its discussions with the OSC, the Company initiated a voluntary internal review of the treatment of revenue recorded in connection with barter transactions whereby FMN provided advertising and promotional materials in exchange for contest prizes or received advertising and promotional materials in exchange for “spin credits” (credits which enables a user to upload a song for free) and website development services.  The review was overseen by the Board of Directors and the executive officers of FMN who engaged accounting experts to assist in the review.

Historically, FMN had treated the assets received from its barter agreements as having a readily determinable fair value.  As a result of its discussions with the OSC, FMN determined that the entity-specific value of such assets was significantly different than the value originally ascribed due to the restrictions imposed on FMN relating to the use of the assets received.  Specifically, FMN could only distribute such assets as free prizes or gifts to a narrowly defined segment of FMN’s users.  These restrictions had the effect of withholding the usual risks and rewards of ownership, thus making the fair value of such assets undeterminable.  In agreements where FMN exchanged its assets such as spin credits for advertising from its barter partners, similar restrictions were placed on their use.  Those spin credits could not be sold but had to be given away or inserted for free within the products they sold.  After taking into account the lack of ownership and the restrictions imposed on the right to distribute FMN’s spin credits, the entity-specific fair value of the spin credits was found to be undeterminable.

Under Statements of Financial Accounting Standards (“SFAS”) No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29” when the fair values of the assets received or relinquished are undeterminable, the carrying basis of the assets relinquished is to be used to value the transaction.  The historical basis in the assets relinquished was nil, and the cost incurred to deliver the consideration relinquished was minimal.  Therefore, it was decided that the fair value of each agreement was nil.  The purpose of this amendment is to adjust the fair values ascribed to the transactions mentioned above in accordance with the requirements found within SFAS 153.  The review did not find any fraudulent intent or documentation by FMN regarding the value of items and services received from and or granted to FMN.  It was determined that the change in FMN’s estimation of fair value in accordance with SFAS 153 resulted from the fact that the rules governing the treatment of barter revenue is an area of significant judgment.

FMN expects to restate its historical financial statements and has determined that the financial statements for FAN and its subsidiary as of December 31, 2006, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2006, and for FAN as of December 31, 2005, and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2005, all of which were attached as exhibits to the Preliminary Prospectus, and the financial statements filed for the quarterly period ended March 31, 2007, should no longer be relied upon.  FMN has discussed the matters disclosed in this Item 4.02 of this Form 8-K with Singer Lewak Greenbaum & Goldstein LLP, FMN’s current independent registered public accounting firm, and Stonefield Josephson, Inc., FMN’s former independent registered public accounting firm.  Although FMN has not completed its restated financial statements, it believes that its net loss will remain substantially unchanged at approximately $2,792,681and $5,992,575 for the years ended December 31, 2005 and 2006, respectively, with the total revenue decreasing from $267,674 to approximately $44,822 for the year ended December 31,2005 and $4,299,667 to approximately $2,308,456 for the year December 31, 2006, and expenses decreasing from $2,975,461 to approximately $2,748,012 for the year December 31, 2005 and $8,456,674 to approximately $6,465,463 for the year ended December 31, 2006.

FMN has voluntarily contacted the Securities and Exchange Commission and informed them of the internal review and its determination that a restatement of the historical financial statements for FAN and its subsidiary as of December 31, 2006, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2006, and for FAN as of December 31, 2005, and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2005, and the financial statements filed for the quarterly period ended March 31, 2007, is appropriate.

The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUID MEDIA NETWORKS, INC.

/s/ Justin F. Beckett
Justin F. Beckett, Chief Executive Officer

Date: August 9, 2007

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